Exhibit 11

              COMPUTATION OF EARNINGS PER SHARE
           for the Three Months ended June 30, 1997

                                                        Three        Six
                                                        Months      Months
                                                        ------      ------
Primary

  Average share outstanding                             295,090     299,944
  Net effect of dilutive stock options-based
    on the treasury stock method using average
    market price                                          7,484       6,763
                                                       --------   ---------
      Total                                             302,574     306,707
                                                       ========   =========
  Income before extraordinary item                     $ 71,208   $ 154,185
  Extraordinary item-flood loss                               0    (167,329)
                                                       ========   =========
  Net income(loss)                                     $ 71,208   $ (13,144)
                                                       ========   =========
  Income per share before extraordinary item           $   0.24   $    0.50
  Loss per share from extraordinary item                      0       (0.55)
                                                       ========   =========
  Net income(loss) per share                           $   0.24   $   (0.05)

Fully Diluted

  Average shares outstanding                            295,090     299,944
  Net effect of dilutive stock options-based
    on the treasury stock method using the
    period-end market price, if higher than
    average market price                                  7,484       7,076
                                                       --------   ---------
          Total                                         302,574     307,020
                                                       ========   =========
   Income before extraordinary item                    $ 71,208   $ 154,185
   Extraordinary item-flood loss                              0    (167,329)
                                                       ========   =========
   Net income(loss)                                    $ 71,208   $ (13,144)
                                                       ========   =========
   Income per share before extraordinary item          $   0.24   $    0.50
   Loss per share from extraordinary item                     0       (0.55)
                                                       ========   =========
   Net income(loss) per share                          $   0.24   $   (0.05)

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